Exhibit 99.1
Important News From

ALTAIR NANOTECHNOLOGIES REPORTS SECOND QUARTER 2008 FINANCIAL RESULTS

RENO, Nev. – August 6, 2008, -- Altair Nanotechnologies Inc. (Nasdaq: ALTI) today reported financial results for the second quarter ended June 30, 2008.

For the quarter ended June 30, 2008, the Company reported revenues of $1.90 million, down from $3.07 million in the same quarter of 2007.  The net loss was $5.66 million, or seven cents per share, compared to a net loss of $5.43 million, or eight cents per share, for the second quarter of 2007. The basic and diluted weighted average shares outstanding for the quarter were 84,488,315 compared to 69,926,260 reported in second quarter of 2007.

The Company’s cash and cash equivalents decreased by $22.37 million, from $50.15 million at December 31, 2007 to $27.77 million at June 30, 2008.  This is due primarily to net cash used in operations of approximately $20.88 million, purchases of property and equipment of approximately $1.59 million, and the payment of notes payable of $0.60 million.  This decrease was partially offset by the receipt of proceeds resulting from the exercise of stock options and warrants of approximately $0.50 million.

During the six months ended June 30, 2008, our net cash consumed was $22.37 million while cash consumed during the second quarter was only $7.80 million of this total. Since the first quarter, the Company has taken significant steps to reduce its cash burn rate to a level more consistent with its current revenue expectations.

“We experienced outstanding test results from our two-megawatt stationary battery developed for The AES Corporation,” said Terry Copeland, Ph.D., Altairnano’s President & CEO. “The independent report prepared by KEMA has validated that our battery did everything that it was designed to do.  These test results have created a significant amount of interest in our product and its capabilities for solving existing problems in the electric grid, particularly as suppliers look for cost effective solutions to their capacity and energy management issues.”

“We have also recently reached an agreement with Phoenix MC, Inc. that has resolved all of our outstanding issues with them,”  Dr. Copeland continued.  “They will use our original Generation 1 batteries in their first 50 demonstration vehicles with the addition of a new safety system being added by Phoenix.  We continue to work with Phoenix on the definition of a new longer-term supply agreement, and are excited about the potential in this market.”

As previously announced, during the 2008 second quarter, Altairnano reversed the $2.8 million warranty liability associated with the Phoenix Motorcars’ transaction and wrote off a $1.7 million note payable due to Altairnano from Phoenix.  The result of the transaction, which is outlined in the Principles of Agreement Letter filed July 24, 2008 with a Form 8K, is a reduction to cost of goods sold of $2.8 million and an increase in operating expense of $1.7 million for a net positive impact of $1.1 million to net income in the second quarter of 2008 financial results.

In addition to the approximate net impact of the $1.1 million, the Phoenix demonstration vehicles are expected to qualify for zero-emission vehicle (“ZEV”) credits under the California Air Resources Board (CARB) Type III program.  If Phoenix receives any ZEV credits and is able to monetize them, Altairnano will receive ten percent of that monetized value awarded for cars containing its battery packs.  Each car qualifying under the Type III program will generate forty ZEV credits in calendar year 2008.

Second Quarter 2008 Conference Call

Altairnano will hold a conference call to discuss its second quarter 2008 results on Wednesday, August 6, 2008 at 11:00 a.m. Eastern Daylight Time (EDT). Shareholders and members of the investment community are invited to participate in the conference call. The dial-in number for both U.S. and international callers is (719) 325-7848 Please dial in to the conference five minutes before the call is scheduled to begin. Ask the operator for the Altair Nanotechnologies call.

An audio replay of the conference call will be available from 2:00 p.m. through 11:59 p.m. EDT, Wednesday, August 13, 2008 and can be accessed by dialing (719) 457-0820 and entering conference number 5992401. Additionally, the conference call is available online, and can be accessed by visiting Altairnano's web site, www.altairnano.com.

ABOUT ALTAIR NANOTECHNOLOGIES INC.
Altairnano is an innovator and supplier of advanced novel, ceramic nanomaterials. Altairnano’s leading edge scientists are complemented by a seasoned management team with substantial experience in commercializing innovative, disruptive technologies. The Company has developed nanomaterials for the alternative energy, life sciences and performance materials markets based on its proprietary manufacturing process. This process also provides the foundation for its innovative AHP pigment process. For more information visit: www.altairnano.com.

Forward-Looking Statements
This release may contain forward-looking statements as well as historical information. Forward-looking statements, which are included in accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, may involve risks, uncertainties and other factors that may cause the Altairnano’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this release. These risks and uncertainties include, without limitation, the risks that development of any the early-stage products referred to in this release will not be completed for technical, business or other reasons; that any products under development or in the early commercial stages will not perform as expected in future testing or commercial applications; that customers or prospective customers will not use or purchase products as represented to us or otherwise expected; that one or more of the joint development partners or customers may proceed slowly with, or abandon, development or commercialization efforts for any of various reasons, including concerns with the feasibility of the product or the financial viability of continuing with our products or their product; that sales of commercialized Altairnano products may not reach expected levels for one or more reasons, including the failure of end products to perform as expected or the introduction of a superior product; and that costs associated with the proposed products may exceed revenues.  In general, Altairnano is, and expects to be in the immediate future, dependent upon funds generated from sales of securities, grants, testing agreements, and licensing agreements to fund its testing, development and ongoing operations. In addition, other risks are identified in the Company's most recent Annual Report on Form 10-K filed with the SEC. Such forward-looking statements speak only as of the date of this release. The Company expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in Company expectations or results or any change in events.

For Additional Information:

Institutional Investors:	Media Relations:
C. Robert Pedraza	Justin Swett
VP Strategy and Corporate Development	Altair Nanotechnologies, Inc.
Altair Nanotechnologies, Inc.	207.232.4164
775.858.3702	marketing@altairnano.com
rpedraza@altairnano.com

Individual Investors:
Marty Tullio
McCloud Communications, LLC
312.751.3519
marty@mccloudcommunications.com

Tables Follow

ALTAIR NANOTECHNOLOGIES INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Expressed in United States Dollars)
(Unaudited)

	June 30,	December 31,
	2008	2007
ASSETS
Current Assets
Cash and cash equivalents	$27,772,737	$50,146,117
Accounts receivable, net	774,325	1,317,819
Accounts receivable from related party, net	500,000	-
Notes receivable from related party	-	1,638,510
Prepaid expenses and other current assets	178,004	799,387
Total current assets	29,225,066	53,901,833

Investment in Available for Sale Securities	3,459,791	4,564,814

Property, Plant and Equipment, net	14,999,514	14,548,837

Patents, net	678,026	720,433

Other Assets	622,718	122,718

Total Assets	$48,985,115	$73,858,635

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Trade accounts payable	$1,445,751	$7,814,037
Accrued salaries and benefits	1,272,167	2,239,110
Accrued warranty	59,088	2,915,990
Accrued liabilities	449,791	759,644
Note payable, current portion	600,000	600,000
Total current liabilities	3,826,797	14,328,781

Note Payable, Long-Term Portion	600,000	1,200,000

Minority Interest in Subsidiary	1,208,711	1,369,283

Stockholders' Equity
Common stock, no par value, unlimited shares authorized;
84,744,322 and 84,068,377 shares issued and
outstanding at June 30, 2008 and December 31, 2007	165,599,679	163,780,176
Additional paid in capital	5,107,095	5,489,604
Accumulated deficit	(125,772,567)	(111,823,809)
Accumulated other comprehensive loss	(1,584,600)	(485,400)

Total Stockholders' Equity	43,349,607	56,960,571

Total Liabilities and Stockholders' Equity	$48,985,115	$73,858,635

ALTAIR NANOTECHNOLOGIES INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Expressed in United States Dollars)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Revenues
Product sales	$224,607	$1,755,613	$388,537	$1,933,003
Commercial collaborations	992,718	734,784	1,513,531	1,082,072
Contracts and grants	685,334	575,471	1,069,928	1,191,725
Total revenues	1,902,659	3,065,868	2,971,996	4,206,800
Operating Expenses
Cost of sales - product	20,825	2,192,476	79,034	2,402,738
Cost of sales – warranty and inventory reserves	(2,864,837)	-	(2,864,837)	-
Research and development	5,111,524	3,238,869	10,369,558	6,236,197
Sales and marketing	769,342	409,230	1,435,270	789,766
Notes receivable extinguishment	1,721,919	-	1,721,919	-
General and administrative	2,440,363	2,600,818	5,703,115	5,212,032
Depreciation and amortization	639,742	473,991	1,213,351	905,049
Total operating expenses	7,838,878	8,915,384	17,657,410	15,545,782
Loss from Operations	(5,936,219)	(5,849,516)	(14,685,414)	(11,338,982)
Other Income (Expense)
Interest expense	(22,901)	(31,500)	(50,254)	(66,500)
Interest income	248,057	292,670	630,394	636,038
(Loss)/Gain on foreign exchange	(1,429)	83	(4,056)	(285)
Total other income, net	223,727	261,253	576,084	569,253

Loss from continuing operations before
minority interests’ share	(5,712,492)	(5,588,263)	(14,109,330)	(10,769,729)

Less: Minority interests’ share	52,170	157,680	160,572	157,680

Net Loss	$(5,660,322)	$(5,430,583)	$(13,948,758)	$(10,612,049)

Loss per common share - Basic and diluted	$(0.07)	$(0.08)	$(0.17)	$(0.15)

Weighted average shares - Basic and diluted	84,488,315	69,926,260	84,354,147	69,596,969

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